EXHIBIT  10.15
--------------
                                 CHANGEOFCONTROL
                              EMPLOYMENT AGREEMENT


     AGREEMENT by and between SEMCO Energy, Inc., a Michigan corporation (the ACompany@), and Marcus Jackson (the AExecutive@), dated as of June 1, 2001.

     The Board of Directors of the Company (the ABoard@) has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the exclusive dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive=s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefit arrangements upon a Change of Control which ensure that the compensation and benefit expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board had caused the Company to enter into this Agreement.

     NOW,  THEREFORE,  IT  IS  HEREBY  AGREED  AS  FOLLOWS:

     1.     Certain  Definitions.

          (a) The AEffective Date@ shall mean the first date during the Change of Control Period (as defined in Section 1 (b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive=s employment with the Company is terminated within six months prior to the date on which the Change of Control occurs, then for all purposes of this Agreement the AEffective Date@ shall mean the date immediately prior the date of such termination of employment.

          (b) The AChange of Control Period@ shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof, provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the ARenewal Date@), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

     2. Change of Control. For the purpose of this Agreement, a AChange ofControl@ shall mean:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the AExchange Act@)) (a APerson@) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of the Company (the AOutstanding Company Common Stock@) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the AOutstanding Company Voting Securities@), provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by the Company or any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this
Section  2;  or

          (b) Individuals who, as of the date hereof, constitute the Board (the AIncumbent Board@) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company=s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, or any actual or threatened tender offer for the voting securities of the Company, or

          (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a ABusiness Combination@), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company=s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, the corporation resulting from such Business
Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time or the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

          (e) the sale of all or substantially all of the assets and business of the Company generally or of SEMCO Energy Gas Company Division of the Company (the Company=s Michigan gas utility).

     3. Employment Period. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the later of the third anniversary of such date or June 1,2006 (the AEmployment Period@).

     4.     Terms  of  Employment.

          (a)     Position  and  Duties.

               (i) During the Employment Period, (A) the Executive=s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned at any time during the 120-day period immediately preceding the Effective Date and (B) the Executive=s services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or at the Company=s Farmington Hills or Port Huron location or any office or location less than 35 miles from such location.

               (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive=s reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive=s responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive=s responsibilities to the Company.

          (b)     Compensation.

               (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary (AAnnual Base Salary@), which shall be paid at a monthly rate, at least equal to Executive=s annual base salary immediately prior to the Employment Period. During the Employment Period, the Annual Base Salary shall be reviewed at least annually. Any increase in Annual Bass Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such Increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term Aaffiliated companies@ shall include any company controlled by or under common control with the Company.

               (ii) Incentive, Savings and Retirement Plans. During the Employment Period, the Executive shall be (A) eligible for an annual incentive bonus in an amount not to exceed sixty percent (60%) of the Executive=s Annual Base Salary, in accordance with the Company=s Short Term Incentive Plan and payable upon the attainment of specific targets as mutually agreed to annually by the Executive and the Board, and (B) entitled to participate in the Company=s Long Tenn Incentive Plan and all other incentive, savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with incentive opportunities (measured with respect to both regular and special incentive opportunities, to the extent, if any, that such distinction is applicable), savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company and its affiliated companies for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Company and its affiliated companies.

               (iii) Welfare Benefit Plans. During the Employment Period, the Executive and/or the Executive=s family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its affiliated companies (including, without limitation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Company and its affiliated companies.

               (iv) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement of all reasonable expenses incurred by the Executive in accordance with the most favorable policies, practices and procedures of the Company and its affiliated companies in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and its affiliated companies.

               (v) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to exclusive personal secretarial and other assistance, at least equal to the most favorable of the foregoing provided to the Executive by the Company and its affiliated companies at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as provided generally at any time thereafter with respect to other senior executives of the Company and its affiliated companies.

               (vi) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its affiliated companies as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and its affiliated companies.

               (vii) Age 55 Retirement Benefit Bridge. The Executive has been employed by Kansas City Power & Light Company (AKCPL@). Subject to the provisions of Paragraph 6 of this Agreement, the Company will provide Executive with an Incremental Monthly Pension benefit reflecting the difference between
(a) Executive=s projected KCPL pension at the KCPL early retirement date and (b) the KCPL pension projected at the KCPL early retirement date based on employment termination at May 31, 2001.

     5.     Termination  of  Employment.

          (a) Death or Disability. The Executive=s employment shall terminate automatically upon the Executive=s death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 11(b) of this Agreement of its intention to terminate the Executive=s employment. In such event, the Executive=s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the ADisability Effective Date@), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive=s duties. For purposes of this Agreement ADisability@ shall mean the absence of the Executive from the Executive=s duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its Insurers and acceptable to the Executive or the Executive=s legal representative.

          (b) Cause. The Company may terminate the Executive=s employment during the Employment Period for Cause. For purposes of this Agreement, ACause@ shall mean:

               (i) the willful and continued failure of the Executive to perform substantially the Executive=s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive=s duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered Awillful@ unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive=s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the outside members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or
(ii)  above,  and  specifying  the  particulars  thereof  in  detail.

          (c) Good Reason. The Executive=s employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, AGood Reason@ shall mean.

               (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive=s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (iii) the Company=s requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company=s requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;

               (iv) any purported termination by the Company of the Executive=s employment otherwise than as expressly permitted by this Agreement, or

               (v)     any  failure  by  the  Company to comply with and satisfy
Section  10(c)  of  this  Agreement.

For purposes of this Section 5(c), any good faith determination of AGood Reason@ made by the Executive shall be conclusive.

          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a ANotice of Termination@ means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive=s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice).

          (e) Date of Termination. ADate of Termination@ means (i) if the Executive=s employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive=s employment is terminated by the Company other than for cause or Disability, the Date of Termination shall be the date on which the Company notifies the Executive of such termination and (iii) if the Executive=s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

     6.     Obligations  of  the  Company  upon  Termination.

          (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive=s employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:

               (i) the Company shall pay to the Executive in a lump sum in cash within 60 days after the Date of Termination the aggregate of the following amounts:

                    A. the sum of (1) the Executive=s Annual Base salary through the Date of Termination to the extent not theretofore paid, and (2) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the AAccrued Obligations@); and

                    B. the amount (hereinafter referred to as the ASeverance Amount@) equal to the product of (1) two and ninety-nine hundredths (2.99) and
(2) the sum of (x) Executive=s Annual Base Salary and (y) Executive=s Recent Average Bonus (defined as the average annualized bonus paid or payable to Executive under the Company=s Short Term Incentive Plan with respect to the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs or, if Executive has been employed by Company less than 3 years, the average annualized bonus paid or payable to Executive by Company for the period Executive has been employed); and

                    C. if it shall be determined that any payment to Executive pursuant to this Agreement or any other payment or benefit from the Company for the benefit of Executive would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the ACode@), or any similar or successor excise tax, then Executive shall receive an additional amount such that, after payment of the aforesaid excise tax and any incremental federal, state or local income taxes or excise taxes payable by Executive on such amount, there remains a balance sufficient to pay all such taxes being reimbursed, it being the intention of the parties that after all additional income or excise taxes so payable by Executive are deducted from the gross amount received by Executive, the net amount shall be equal to the aggregate amount of benefits to be provided to Executive under this Agreement without regard to any excise tax under Section 4999 of the Code or any similar or successor excise tax,

               (ii) for the remainder of the Employment Period after the Executive=s Date of Termination the Company shall continue benefits to the Executive and/or the Executive=s family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 4(b)(iii) of this Agreement if the Executive=s employment had not been terminated or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and its affiliated companies and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until twelve months after the Date of Termination and to have retired on the last day of such period; and

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall include and executive shall be entitled to receive the benefits described in
Section  6(b)  below  and  shall  be  hereinafter  referred  to  as  the  AOther
Benefits@).

               (iv) the Company shall pay Executive an Incremental Monthly Pension beginning the Start Date. The Start Date means the first day of the month coincident with or next following the later of:

                    (1)  Executive=s  55th  birthday;  or

                    (2)  the  Date  of  Termination.

The Incremental Monthly Pension shall have an actuarial equivalent value of a single-life annuity for Executive of$5,416.37 per month beginning at the Start Date. The foregoing amount has been computed as

KCPL Pension (sum of single-life annuity
available under SERP and qualified pension  plan)
projected at early retirement date, assuming 60%
annual base salary increases to age 55                             $13,083.74

KCPL Pension projected at early retirement date
based on employment termination  May  31,  2001                    (7,667.37)
                                                                   ----------

Incremental  Monthly  Pension                                       $5,416.37
                                                                    =========

The  above  amounts  have  been  verified  in  consultation  with  KCPL.

The Incremental Monthly Pension may be paid or made available from one or more sources, including the Company=s qualified pension plan for non-union employees (AQualified Plan@), its Supplemental Executive Retirement Plan (ASERP@), and/or any other plan, program or policy. Thus, if other plans (programs, policies, etc.) of the Company provide or make available a defined benefit pension at least equal to the Incremental Monthly Pension, the portion of the Incremental Monthly Pension provided by this Agreement will be zero.

          (b) Death. If the Executive=s employment is terminated by reason of the Executive=s death during the Employment Period, this Agreement shall terminate without further obligations to the Executive=s legal representatives under this Agreement, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive=s estate or beneficiary, as applicable, in a lump sum in cash within 60 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(b) shall include, without limitation, and the Executive=s estate and/or beneficiaries shall be entitled to receive, benefits at least equal to the most favorable benefits provided by the Company and affiliated companies to the estates and beneficiaries of senior executives of the Company and such affiliated companies under such plans, programs, practices and policies relating to death benefits, if any, as in effect with respect to other senior executives and their beneficiaries at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive=s estate and/or the Executive=s beneficiaries, as in effect on the date of the Executive=s death with respect to other senior executives of the Company and its affiliated companies and their beneficiaries.

          (c) Disability. If the Executive=s employment is terminated by reason of the Executive=s Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment of Accrued Obligations and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to the Executive in a lump sum in cash within 60 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 6(c) shaIl include, and the Executive shaIl be entitled after the Disability Effective Date to receive, disability and other benefits at least equal to the most favorable of those generally provided by the Company and its affiliated companies to disabled executives and/or their families in accordance with such plans, programs, practices and policies relating to disability, if any, as in effect generaIly with respect to other senior executives and their families at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive=s family, as in effect at any time thereafter generaIly with respect to other senior executives of the Company and its affiliated companies and their families.

          (d) Cause; Other Than for Good Reason. If the Executive=s employment shall be terminated for Cause during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination, (ii) the amount of any compensation previously deferred by the Executive, and (iii) Other Benefits, in each case to the extent theretofore unpaid. If the Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to the Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to the Executive in a lump sum in cash within 60 days of the Date of Termination.

     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive=s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section
10(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except explicitly modified by this Agreement.

     8. Settlement. The Company does not waive any right of set-off, counterclaim, recoupment, defense or other claims, right or action which the Company may have against the Executive or others.

     9. Confidential Information. The Executive shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during the Executive=s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive=s employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

     10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive=s legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, ACompany@ shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. The captions of this Agreement are not part of the provisions hereof and shall have no force or affect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the Executive, at the most recent home address of Executive as reflected in the Company=s Human Resources Department files; and

     If  to  the  Company:
          Board  of  Directors
          c/o  Chairman  of  the  Compensation  Committee
          SEMCO  Energy,  Inc.
          405  Water  St.
          Port Huron, Michigan 48060, until Company headquarters relocation, and then to: 28470 13 Mile Road, Suite 300
          Farmington  Hills,  Michigan  48334

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive=s or the Company=s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters contemplated hereby and supersedes any other agreement between the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive=s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                              SEMCO  ENERGY,  INC.


                              By  /s/Donald  W.  Thomason
                                  -----------------------



                              Executive


                              /s/Marcus  Jackson
                              ------------------
                              Marcus  Jackson






1148513